UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2021

NEW YORK MORTGAGE TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-32216	47-0934168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

90 Park Avenue

New York, New York 10016

(Address and zip code of

principal executive offices)

Registrant’s telephone number, including area code: (212) 792-0107

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	NYMT	NASDAQ Stock Market
7.75% Series B Cumulative Redeemable Preferred Stock, par value $0.01 per share, $25.00 Liquidation Preference	NYMTP	NASDAQ Stock Market

8.000% Series D Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share, $25.00 Liquidation Preference	NYMTN	NASDAQ Stock Market

7.875% Series E Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share, $25.00 Liquidation Preference	NYMTM	NASDAQ Stock Market

6.875% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share, $25.00 Liquidation Preference	NYMTL	NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (§230.405 of this chapter) or Rule 12b-2 under the Exchange Act (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modification to Rights of Security Holders.

On November 23, 2021, New York Mortgage Trust, Inc. (the “Company”) filed Articles Supplementary (the “Articles Supplementary”) with the State Department of Assessments and Taxation of Maryland to designate 3,450,000 shares of the Company’s authorized but unissued preferred stock, $0.01 par value per share, as shares of 7.000% Series G Cumulative Redeemable Preferred Stock of the Company (the “Series G Preferred Stock”), with the powers, designations, preferences and other rights as set forth therein. The Articles Supplementary became effective upon their acceptance for record on November 23, 2021.

The Articles Supplementary provide that the Company will pay, when and if authorized by the Board of Directors of the Company and declared by the Company, cumulative cash dividends at a rate of 7.000% of the $25.00 liquidation preference (equivalent to $1.75 per annum per share) from and including the original issue date, which is anticipated to be November 24, 2021. Dividends will be payable quarterly in arrears on the 15th day of January, April, July and October of each year, provided that if any dividend payment date is not a business day, then the dividend which would otherwise have been payable on that dividend payment date will instead be paid on the immediately succeeding business day.

The Series G Preferred Stock is not redeemable by the Company prior to January 15, 2027, except pursuant to Article VII of the Company’s charter, including under circumstances intended to preserve the Company’s qualification as a real estate investment trust (“REIT”) for U.S. federal income tax purposes and except upon the occurrence of a Change of Control (as defined in the Articles Supplementary). On and after January 15, 2027, the Company may, at its option, subject to certain procedural requirements, redeem the Series G Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price equal to $25.00 per share, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the date fixed for redemption, without interest.

In addition, upon the occurrence of a Change of Control, the Company may, at its option, redeem the Series G Preferred Stock, in whole or in part, within 120 days on or after the first date on which such Change of Control occurred, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but not including, the date fixed for redemption.

The Series G Preferred Stock has no stated maturity, is not subject to any sinking fund or mandatory redemption and will remain outstanding indefinitely unless repurchased or redeemed by the Company or converted into the Company’s common stock in connection with a Change of Control by the holders of Series G Preferred Stock.

Upon the occurrence of a Change of Control, each holder of Series G Preferred Stock will have the right (unless the Company has exercised its right to redeem the Series G Preferred Stock in whole or in part, as described above, prior to the Change of Control Conversion Date (as defined in the Articles Supplementary)) to convert some or all of the Series G Preferred Stock held by such holder on the Change of Control Conversion Date into a number of shares of our common stock per share of Series G Preferred Stock to be converted equal to the lesser of:

•	the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per share of Series G Preferred Stock plus the amount of any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a dividend record date and prior to the corresponding dividend payment date for the Series G Preferred Stock, in which case no additional amount for such accumulated and unpaid dividends to be paid on such dividend payment date will be included in this sum) by (ii) the Common Stock Price (as defined in the Articles Supplementary); and

•	12.16545 (the “Share Cap”), subject to adjustments to the Share Cap for any share splits (including those effected pursuant to a distribution of the Company’s common stock to existing holders of the Company’s common stock), subdivisions or combinations of the Company’s common stock;

in each case, on the terms and subject to the conditions described in the Articles Supplementary, including provisions for the receipt, under specified circumstances, of alternative consideration.

There are restrictions on ownership of the Series G Preferred Stock intended to preserve the Company’s qualification as a REIT. Except under limited circumstances, holders of the Series G Preferred Stock generally have no voting rights.

A copy of the Articles Supplementary and form of Series G Preferred Stock certificate are filed as Exhibits 3.1 and 4.1, respectively, to this Current Report on Form 8-K, and the information in the Articles Supplementary is incorporated into this Item 3.03 by reference. The description of the terms of the Articles Supplementary in this Item 3.03 is qualified in its entirety by reference to Exhibit 3.1 hereto.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth above under Item 3.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.03.

Item 8.01. Other Events.

On November 17, 2021, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC (“Morgan Stanley”), J.P. Morgan Securities LLC, UBS Securities LLC, Wells Fargo Securities, LLC and Keefe, Bruyette & Woods, Inc., as representatives of the several underwriters named in Schedule I attached to the Underwriting Agreement (the “Underwriters”), relating to the offer and sale of 3,000,000 shares of the Series G Preferred Stock. In addition, the Company granted the Underwriters a 30-day option to purchase up to an additional 450,000 shares of Series G Preferred Stock on the same terms and conditions. The closing of the offering, which is subject to customary closing conditions, is expected to occur on November 24, 2021. The closing of the offering of 3,000,000 shares of Series G Preferred Stock is expected to result in total net proceeds to the Company of approximately $72.1 million after deduction of underwriting discounts and commissions and estimated offering expenses.

The Underwriting Agreement contains customary representations, warranties and covenants by the Company. The Company also agreed to indemnify the Underwriters against certain specified types of liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments the Underwriters may be required to make in respect of these liabilities. In the ordinary course of business, the Underwriters or their affiliates may in the future engage in various financing, commercial banking and investment banking services with, and provide financial advisory services to, the Company and its affiliates for which they may receive customary fees and expenses.

The shares of Series G Preferred Stock will be issued pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-258589), which automatically became effective upon filing with the Securities and Exchange Commission on August 6, 2021.

A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement. In connection with the filing of the Underwriting Agreement, the Company is filing the opinion of its special Maryland counsel, Venable LLP, as Exhibit 5.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits. The following exhibits are being filed with this Current Report on Form 8-K.

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of November 17, 2021, by and among the Company and Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC, UBS Securities LLC, Wells Fargo Securities, LLC and Keefe, Bruyette & Woods, Inc.
3.1	Articles Supplementary designating 7.000% Series G Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 3.10 to the Company’s Registration Statement on Form 8-A, filed on November 23, 2021)
4.1	Specimen Stock Certificate representing the 7.000% Series G Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 3.11 to the Company’s Registration Statement on Form 8-A, filed on November 23, 2021)
5.1	Opinion of Venable LLP regarding legality of shares
23.1	Consent of Venable LLP (included in Exhibit 5.1)
104	The cover page from this Current Report on Form 8-K, formatted in inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW YORK MORTGAGE TRUST, INC.
(Registrant)

Date: November 23, 2021	By:	/s/ Kristine Nario-Eng
Kristine Nario-Eng
Chief Financial Officer